As filed with the Securities and Exchange Commission on May 24, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-1505819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5875 Landerbrook Drive, Suite 220, Cleveland, Ohio	44124-4069
(Address of Principal Executive Offices)	(Zip Code)

NACCO Industries, Inc. Amended and Restated Executive Long-Term Incentive Compensation Plan (Full title of the plan)
John D. Neumann, Esq.
Vice President, General Counsel and Secretary
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124-4069
(440) 229-5151
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	☒
Non-accelerated filer	Smaller reporting company	☒
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, par value $1.00 per share	364,947	$23.91	$8,725,882.77	$952
(1)
Represents an additional number of shares of Class A Common Stock, par value $1.00 per share (“Class A Common Stock”), of NACCO Industries, Inc. (the “Registrant”) issuable pursuant to the NACCO Industries, Inc. Amended and Restated Executive Long-Term Incentive Compensation Plan (the “Plan”), being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Class A Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 19, 2021, within five business days prior to filing.

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-139268) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 12, 2006, the Registration Statement on Form S-8 (Registration No. 333-166944) filed by the Registrant with the Commission on May 19, 2010, the Registration Statement on Form S-8 (Registration No. 333-217862) filed by the Registrant with the Commission on May 10, 2017 and the Registration Statement on Form S-8 (Registration No. 333-231316) filed by the Registrant with the Commission on May 9, 2019 with respect to the shares of Class A Common Stock now being utilized under the Plan, including all attachments and exhibits thereto, with the contents of such prior registration statements amended and restated as provided for herein. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 364,947 shares of Class A Common Stock under the Plan, such that when added to the remaining number of shares of Class A Common Stock previously registered under the Securities Act equals as of March 1, 2021 a total of 600,000 shares of Class A Common Stock registered under the Securities Act and available for issuance under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents filed with Commission by the Registrant pursuant to the Exchange Act are hereby incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission File No. 001-09172), filed with the Commission on March 3, 2021;
(b)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (Commission File No. 001-09172), filed with the Commission on May 5, 2021;
(c)The Registrant’s Current Reports on Form 8-K (Commission File No. 001-09172), filed with the Commission on February 24, 2021, May 19, 2021, and May 19, 2021; and
(d)The description of the Registrant’s Class A Common Stock contained in Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-09172), as filed with the Commission on March 4, 2020, and any subsequently filed amendments and reports updating such description.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

4.2
Amended and Restated Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2014, Commission File Number 1-9172.

4.3
Amended and Restated Stockholders’ Agreement, dated as of September 29, 2017, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 5, 2017, Commission File Number 1-9172.

4.4
Amendment to Amended and Restated Stockholders’ Agreement, dated as of February 14, 2019, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 10-K, filed on December 31, 2018, Commission File Number 1-9172.

4.5
Second Amendment to Amended and Restated Stockholders' Agreement, dated as of February 12, 2021, by and among the Depository, NACCO Industries, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Amended and Restated Stockholders' Agreement, dated as of September 29, 2017, as amended, is incorporated by reference to Exhibit 60 of the Company's General statement of acquisition of beneficial ownership on Form SC 13D, filed on February 12, 2021, Commission File Number 1-9172.

4.6
NACCO Industries, Inc. Amended and Restated Executive Long-Term Incentive Compensation Plan (effective March 1, 2021), is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 19, 2021, Commission File Number 1-9172.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 24, 2021.
NACCO INDUSTRIES, INC.
By: /s/ Sarah E. Fry
Sarah E. Fry, Esq.
Associate General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

*
Dated: May 24, 2021	J.C. Butler, Jr. President, Chief Executive Officer and Director (Principal Financial Officer)
*
Dated: May 24, 2021	Elizabeth I. Loveman Vice President and Controller (Principal Financial and Accounting Officer)
*
Dated: May 24, 2021	John S. Dalrymple Director
*
Dated: May 24, 2021	John P. Jumper Director
*
Dated: May 24, 2021	Dennis W. LaBarre Director
*
Dated: May 24, 2021	Michael S. Miller Director
*
Dated: May 24, 2021	Richard de J. Osborne Director
*
Dated: May 24, 2021	Alfred M. Rankin, Jr. Director
*
Dated: May 24, 2021	Matthew M. Rankin Director
*
Dated: May 24, 2021	Roger F. Rankin Director
*
Dated: May 24, 2021	Lori J. Robinson Director
*
Dated: May 24, 2021	Robert S. Shapard Director
*
Dated: May 24, 2021	Britton T. Taplin Director
*    This registration statement has been signed on behalf of the above officers and directors by Sarah E. Fry, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

By:	/s/ Sarah E. Fry
Dated: May 24, 2021	Sarah E. Fry, Esq. Attorney-in-fact